                                                                    Exhibit 9.1

                             VOTING TRUST AGREEMENT
                  as amended and restated as of April 29, 1998

              Voting Trust Agreement, dated as of December 17, 1996, as amended and restated as of April 29, 1998, among Commemorative Brands, Inc., a Delaware corporation formerly known as Scholastic Brands, Inc. (the "Company"), and each of Branford Castle Holdings, Inc., Leonard M. Harlan, David B. Pittaway and David H. Chow (which or who together with their respective legal representatives, successors and assigns as permitted hereunder, are hereinafter collectively referred to as the "Initial Stockholders"), and Zane Tankel and Edward O. Vetter (who together with their legal representatives, successors and assigns as permitted hereunder, are hereinafter referred to as the "Additional Stockholders") and such additional persons as may hereafter agree to become subject to this Agreement pursuant to a Joinder Agreement substantially in the form of EXHIBIT A hereto (who together with the Initial Stockholders and the Additional Stockholders, are hereinafter collectively referred to as the "Stockholders") and John K. Castle and any successor appointed as provided in this Agreement, as Voting Trustee (the "Voting Trustee").

                                    RECITALS

              The Company is duly organized and validly existing under the laws of the State of Delaware. As of December 17, 1996, the Initial Stockholders transferred to the Voting Trustee an aggregate of (i) 3,544 shares of the issued and outstanding Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), and (ii) 3,544 shares of the issued and outstanding Series B Preferred Stock, par value $0.01 per shares, of the Company (the "Series B Preferred Stock"), and, as of the date hereof, the Additional Stockholders desire to transfer to the Voting Trustee an aggregate of (i) 1,338 shares of Common Stock and (ii) 1,338 shares of Series B Preferred Stock.

              In consideration of the premises and of the mutual undertakings of the parties hereinafter set forth, a voting trust (the "Trust") in respect of the shares of Common Stock and Series B Preferred Stock of the Company now or from time to time hereafter owned by the Stockholders (such shares being hereinafter collectively referred to herein as the "Shares") is hereby created and established, subject to the following terms and conditions, to all and every one of which the parties hereto expressly assent and agree.

1.       DEPOSIT OF SHARES.

              (a) TRANSFER OF SHARES. Each Stockholder has transferred and assigned and agrees that he or it will transfer and assign, or cause to be transferred and assigned, to the Voting Trustee all of the Shares of the Company now or hereafter owned by him or it and will deposit or cause to be deposited hereunder, with the Voting Trustee, the certificates for such Shares, all of which certificates, if not registered in the name of the Voting Trustee, shall be duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

              (b) ALL CAPITAL STOCK. The provisions of this Agreement shall apply to any and all Shares of the Company that (i) may be issued in respect of, in exchange for, or in substitution of any Shares transferred to the Voting Trustee pursuant to paragraph (a) hereof, or (ii) are hereafter acquired by any Stockholder at any time, and each Stockholder agrees that until the termination of this Agreement no Shares of the Company shall be held by such Stockholder, but all such Shares shall be deposited with the Voting Trustee in accordance with the terms and conditions of this Agreement.

2.       VOTING TRUST CERTIFICATES.

              (a)  ISSUE OF CERTIFICATES. Subject to the provisions of
Section 4 hereof, the Voting Trustee shall from time to time issue to each Stockholder, with respect to the Shares of the Company owned by such Stockholder and so deposited hereunder, a Voting Trust Certificate or Voting Trust Certificates, each in the form of EXHIBIT A hereto, for the number of Shares equal to that deposited by such Stockholder, which Certificate or Certificates shall refer to the provisions of this Agreement and be registered on the books of the Trust in such Stockholder's name.

              (b) TRANSFER OF CERTIFICATES. Voting Trust Certificates shall, to the extent permitted by law and the terms of this Agreement, be transferable in the same manner as negotiable instruments; PROVIDED, HOWEVER, that ownership of such Voting Trust Certificates shall be transferable on the books of the Trust by the holders of record thereof only upon (i) the surrender of such Certificates, properly endorsed by the registered holders, and (ii) delivery to the Voting Trustee (A) by the proposed transferee, of a valid undertaking, in form and substance satisfactory to the Voting Trustee, to become, and such transferee becomes, bound by the terms of this Agreement pursuant to a Joinder Agreement substantially in the form of EXHIBIT B hereto, and (B) by the proposed transferor, of an opinion of counsel or no action letter as provided in Section 4 hereof.

3.       STOCKHOLDERS' AGREEMENTS.

              (a) LIMITATIONS ON TRANSFER. All Voting Trust Certificates issued hereunder shall be subject to the limitations on transfer with respect to the Shares now or hereafter transferred to the Voting Trustee hereunder that are contained in any Stockholders', Purchase or Subscription Agreement between or among the Company and its Stockholders with respect to such Shares, copies of which Agreements will be maintained on file with the Company.

              (b) NOTICES. Any notice required to be given by any Stockholder to the Company or others under any Stockholders', Purchase or Subscription Agreement with respect to the purchase or sale of any Shares transferred hereunder shall be given to the Voting Trustee who shall promptly transmit such notice to the Company, and the Company shall thereafter give all notices required under such Stockholders', Purchase or Subscription Agreement to be given to others, including the other stockholders of the Company.

4.       REGISTRATION OF CERTIFICATES.

              CERTIFICATES NOT REGISTERED. The Voting Trustee will not register the Voting Trust Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state in reliance upon each Stockholder's representation hereby made that such Stockholder will hold the Voting Trust Certificates subject to all applicable provisions of the Securities Act and such state laws and all applicable rules and regulations promulgated thereunder, and will not offer, sell, transfer or otherwise dispose of said Voting Trust Certificates or any part thereof unless such Stockholder shall have first obtained (i) an opinion of counsel, in form and substance satisfactory to the Voting Trustee, to the effect that such disposition will not result in a violation of any federal or state law applicable to the offer and sale of securities, or (ii) written advice from the Securities and Exchange Commission that it will take no action with respect to any such proposed disposition of said Voting Trust Certificates.

5.       REPLACEMENT OF CERTIFICATES.

              ISSUE OF REPLACEMENT CERTIFICATES. In case any Voting Trust Certificate shall be mutilated, lost, destroyed or stolen, the Voting Trustee may issue and deliver in exchange therefor and upon cancellation of the mutilated Voting Trust Certificate, or in lieu of the lost, destroyed or stolen Voting Trust Certificate, a new Voting Trust Certificate or Voting Trust Certificates representing a like number of Shares, upon the production of evidence of such loss, destruction or theft, satisfactory to the Voting Trustee, and upon receipt of an indemnity satisfactory to the Voting Trustee, and upon compliance also with such other reasonable conditions as the Voting Trustee may prescribe.

6.       STOCK CERTIFICATES HELD BY VOTING TRUSTEES.

              (a) SURRENDER OF CERTIFICATES. The certificates for Shares of the Company deposited with the Voting Trustee shall, if not registered in the name of the Voting Trustee, be surrendered to the Company and canceled and new certificates therefor issued to and in the name of the Voting Trustee. Notation shall be made on the face of all certificates issued in the name of the Voting Trustee that they are issued pursuant to this Agreement, and such fact shall also be noted in the records of stock ownership of the Company.

              (b) SHARES HELD IN TRUST. All Shares deposited with the Voting Trustee hereunder shall be held in trust for the Stockholders and their respective heirs, executors, administrators and assigns, and used and applied by the Voting Trustee and his successors in office for the purposes of and in accordance with this Agreement and shall remain subject to the Subscription Agreement.

              (c) TRANSFER OF SHARES. The Voting Trustee may cause any Shares at any time held by him under this Agreement to be transferred to any name or names other than the name of the Voting Trustee herein named, if such transfer becomes necessary by reason of any change in the person holding the office of Voting Trustee as hereinafter provided.

7.       DIVIDENDS; SUBSCRIPTION RIGHTS.

              (a) DIVIDENDS. The Company is hereby authorized and directed, and the Company hereby agrees, to pay all distributions and dividends that are paid in cash, stock (other than voting stock) or other property directly to the registered holder of the Voting Trust Certificate evidencing the Shares on which such distributions or dividends are declared. All shares of voting stock issued as dividends on Shares that are subject to this Agreement shall also be subject to this Agreement. The stock certificates for such shares shall be issued in the name of and delivered to the Voting Trustee to be held hereunder, subject to all of the provisions hereof, and the Voting Trustee shall issue additional Voting Trust
Certificates in respect of such shares to the Stockholders entitled thereto.

              (b) DISTRIBUTIONS OF CAPITAL STOCK. In case the Company shall at any time issue any stock or other securities to which the holders of the capital stock of the Company shall be entitled to subscribe by way of preemptive right or otherwise, or any Stockholder shall be otherwise entitled (including, without limitation, pursuant to the Stockholders' Agreement) to purchase any shares of capital stock of the Company, the Voting Trustee shall promptly give notice of such right so to subscribe or purchase and of the terms thereof to such Stockholder at such Stockholder's address registered with the Voting Trustee; and such Stockholder upon providing the Voting Trustee with funds in the requisite amount, shall have the right, subject to such reasonable regulations as may be prescribed by the Voting Trustee, to instruct the Voting Trustee to subscribe for or purchase such stock or other securities, or any part thereof; and to the extent that such Stockholder shall fail to exercise such rights the Voting Trustee shall be entitled, in its absolute discretion, to permit such rights so to subscribe or purchase to lapse. Upon receiving proper instructions in writing, the Voting Trustee shall subscribe for or purchase such stock or other securities (but only out of funds provided by such Stockholder for the purpose) and shall distribute the same to such Stockholder, except that any shares of voting stock of the Company, when so subscribed for or purchased and received by the Voting Trustee, shall not be distributed but shall be held hereunder, subject to all the provisions hereof, and the Voting Trustee shall issue new or additional Voting Trust Certificates in respect of such shares to such Stockholder.

8.       ACTIONS BY VOTING TRUSTEE.

              (a) PROXY. A proxy may be given to any person other than the Voting Trustee provided that such proxy may be voted only in accordance with specific instructions given by the Voting Trustee.

              (b) AGENTS. The Voting Trustee may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Voting Trustee, including, without limitation, the appointment of a domestic bank or other institution to act as custodian of the Shares of the Company held by it hereunder. The fees of such agent or agents shall constitute an expense of the Voting Trustee.

9.       LIABILITY OF VOTING TRUSTEE; INDEMNIFICATION.

              (a) NO LIABILITY. The Voting Trustee assumes no liability as a stockholder, his interest hereunder being that of trustee only. In voting the stock represented by the stock certificates held by it hereunder (which he may do either in person or by proxy as aforesaid), the Voting Trustee will vote and act in all matters in accordance with his best good faith judgment and the terms of this Agreement; but he assumes no responsibility or liability in respect of any action taken by him or taken in pursuance of his vote so cast, and the Voting Trustee shall not incur any responsibility as trustee or otherwise by reason of any error of fact or law, mistake of judgment, or of any matter or thing done or suffered or omitted to be done under this Agreement, except for his own individual gross negligence or willful misconduct.

              (b) AGENTS. The Voting Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by him in pursuance hereof if such agent or attorney shall have been selected with reasonable care.

              (c) EXPENSES. The Voting Trustee shall not be entitled to any compensation for his services but shall be reimbursed by the Stockholders for any reasonable expenses (other than counsel, advisors' and agents' fees) paid or incurred in the administration of the trust hereunder.

              (d) INDEMNITY. The Stockholders hereby jointly and severally agree that they will at all times protect, indemnify and save harmless the Voting Trustee from any loss, cost or expense of any kind or character whatsoever incurred in connection with this Trust except those, if any, arising from the gross negligence or willful misconduct of the Voting Trustee, and will at all times themselves undertake, assume full responsibility for, and pay all costs and expenses of any suit or litigation of any character, including any proceedings before any governmental agency, with respect to the Shares or this Agreement and, if the Voting Trustee shall be made a party thereto, the Stockholders will pay all costs and expenses, including counsel fees, to which the Voting Trustee may be subject by reason thereof. The Voting Trustee may consult with counsel and other advisors, and the opinions of such counsel and advisors shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Voting Trustee hereunder in good faith and in accordance with such opinions.

              (e) SURVIVAL. Notwithstanding any other provision hereof, the provisions of this Section 9 shall survive the termination of this Agreement.

10.      VOTING DISCRETION.

              (a) VOTING DISCRETION. Except as otherwise provided herein, until the termination of this Agreement and the actual delivery of stock certificates in exchange for Voting Trust Certificates hereunder, the Voting Trustee shall possess and shall be entitled in his discretion, not subject to any review, to exercise in person or by proxy, in respect of any and all Shares at any time deposited under this Agreement, all rights and powers of every name and nature, including the right to vote thereon or to consent to any and every act of the Company, in the same manner and to the same extent as if he were the absolute owner of such stock in his own right.

              (b) PERMITTED ACTIONS. Without limiting the generality of the foregoing paragraph (a), the Voting Trustee is specifically authorized to vote for or consent to any of the following:

              (i) the election, removal or replacement of directors of the Company;

               (ii) the sale or disposal in the normal course of business of any part or parts of the property, assets or business of the Company;

              (iii) any changes or amendments in or to the Certificate of Incorporation or By-laws of the Company;

              (iv) any loans to officers, directors or stockholders of the Company;

              (v) any indemnification of officers, directors or agents of the Company;

              (vi) the entering into or submitting of a bid in connection with the negotiation of or application for any contract that the Company may not enter into or submit without the approval of the stockholders;

              (vii) any other action that, by the terms of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or By-laws of the Company, permits or requires a vote of the holders of the capital stock of the Company; and

              (viii) any action with respect to any of the foregoing that any stockholder might lawfully take.

11.      TERMINATION OF THIS AGREEMENT.

              (a) TERMINATION. This Agreement shall terminate with respect to any Shares of the Company (i) as to which a registration statement shall have been filed pursuant to the Securities Act promptly upon the effectiveness thereof or (ii) sold, transferred or disposed of by any Stockholder as provided in and subject to compliance with the terms and conditions of any applicable Stockholders', Purchase or Subscription Agreement between or among such Stockholder and the Company and/or other Stockholders of the Company.

              (b) IRREVOCABLE. Subject to the foregoing paragraph (a), during the term of this Agreement the Trust hereby created shall be irrevocable and no Shares of the Company held by the Voting Trustee pursuant to the terms of this Agreement shall be transferred to or upon the order of the holder of a Voting Trust Certificate evidencing the beneficial ownership thereof prior to the termination of this Agreement.

              (c) TERMINATION BY LAW. Unless terminated sooner (i) pursuant to paragraph (a) hereof as to all Shares held by the Voting Trustee, or (ii) by operation of law, this Agreement shall terminate without any action of or notice by or to the Voting Trustee, the Company or the Stockholders when Castle Harlan Partners II, L.P. ("CHP II"), (x) fails to maintain voting control over at least 25% of the Shares or (y) owns less than 20% of the original voting equity position acquired by CHP II pursuant to the Subscription Agreement, dated as of December 16, 1996, among CHP II and the Company and the other stockholders party thereto.

12.      DELIVERY OF STOCK CERTIFICATES UPON TERMINATION OF THIS AGREEMENT.

              (a) STOCK CERTIFICATES. Upon termination of this Agreement, the Voting Trustee, in exchange for and upon surrender of any Voting Trust Certificates then outstanding, shall, in accordance with the terms hereof, deliver certificates for capital stock of the Company of the series or class and in the amount called for by such Voting Trust Certificate and either registered in the name of the holder thereof or duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank to the holder thereof, and the Voting Trustee may require the holder of such Voting Trust Certificate to surrender the same for such exchange.

              (b) OBLIGATIONS OF TRUSTEE. After any termination of this Agreement as above provided with respect to all Shares, and delivery by the Voting Trustee of any stock or other property then held hereunder in exchange for outstanding Voting Trust Certificates as provided in this Section 12, all further obligations or duties of the Voting Trustee under this Agreement or any provision hereof shall cease.

13.      RESIGNATION; SUCCESSOR TRUSTEE.

              The Voting Trustee may resign at any time by providing the Company and each Stockholder with written notice to such effect thirty (30) days prior to the effective date of such resignation. If for any reason John K. Castle shall cease to serve as Voting Trustee hereunder, his immediate successor in such capacity shall be Leonard M. Harlan; PROVIDED that (i) the person serving as Voting Trustee may at any time, and from time to time, replace or designate the successor to John K. Castle and (ii) each such successor shall be an officer of Castle Harlan, Inc. or an officer of Castle Harlan GP, Inc. Each such successive designated person shall, upon assuming the duties hereunder upon a vacancy occurring in the office of Voting Trustee, be the Voting Trustee.

14.      INTERESTS ALLOWED AS VOTING TRUSTEE.

              The Voting Trustee may be a creditor or stockholder of the Company and may act as a director, officer or employee of, or consultant or advisor to, the Company and receive compensation therefor. In addition, the Voting Trustee and any firm of which he may be a member, and any of his affiliates, may contract with the Company or have a pecuniary interest in any matter or transaction to which the Company may be a party, or in which the Company may be in any way concerned.

15.      EFFECT OF AGREEMENT UPON REPRESENTATIVES, SUCCESSORS AND ASSIGNS.

              This Agreement shall inure to the benefit of and be binding upon the Voting Trustee and each Stockholder and their respective legal representatives, successors and assigns.

16.      MISCELLANEOUS.

              (a) DELIVERY TO STOCKHOLDERS. The Voting Trustee shall deliver to each Stockholder all information received by the Voting Trustee from the Company or from other stockholders of the Company.

              (b) NOTICES. All notices to be given to the owners of Voting Trust Certificates shall be given by mailing the same in a sealed postpaid envelope to the registered owners of Voting Trust Certificates addressed to their respective addresses as shown on the books of the Trust, and any notice whatsoever when mailed by or on behalf of the Voting Trustee to such registered owners of Voting Trust Certificates as herein provided shall have the same effect as though personally served on all holders of Voting Trust Certificates. All notices to be given to the Voting Trustee shall be given by serving a copy thereof upon him personally or by mailing the same in a sealed postpaid envelope addressed to him at his address set forth below or to such other address as he shall from time to time in writing designate.

              (c)  FILING OF AGREEMENT. Until the termination of this
Agreement, one original counterpart hereof shall be filed at each of (i) the principal office of the Company and (ii) the registered office of the Company in the State of Delaware, and each such counterpart shall be open to the inspection of any holder of any Voting Trust Certificate or any stockholder of the Company daily during business hours.

              (d) AMENDMENT. If at any time it is deemed advisable for the parties hereto to amend or revoke this Agreement, it may be amended or revoked by an agreement executed by the Voting Trustee, the Company and the holder or holders of all of the Voting Trust Certificates.

              (e) ACKNOWLEDGMENT OF OBLIGATIONS. The Voting Trustee accepts the trust created hereby subject to all the terms and conditions herein contained and agrees that he will exercise the powers and perform the duties of Voting Trustee as set forth herein according to his best judgment.

              (f) ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

              (g) SECTION HEADINGS. The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any purpose.

              (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

              (i) APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such State.

              (j) SEVERABILITY. Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph, or paragraph so held to be invalid, illegal or ineffective.

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


VOTING TRUSTEE:                              COMPANY:

                                             COMMEMORATIVE BRANDS, INC.
/s/ John K. Castle
------------------------------
John K. Castle
c/o Castle Harlan, Inc.                      By: /s/ Jeffrey H. Brennan
150 East 58th Street                            ------------------------------
37th Floor                                      Name:  Jeffrey H. Brennan
New York, New York  10155                       Title: President



STOCKHOLDERS:

BRANFORD CASTLE HOLDINGS, INC.


By: /s/ John K. Castle                       /s/ David H. Chow
   ----------------------------              ------------------------------
    Name:   John K. Castle                       David H. Chow
    Title:  President



    /s/ Leonard M. Harlan                    /s/ Zane Tankel
   ----------------------------              ------------------------------
        Leonard M. Harlan                        Zane Tankel



   /s/ David B. Pittaway                     /s/ Edward O. Vetter
   ----------------------------              ------------------------------
       David B. Pittaway                         Edward O. Vetter

                                                                      EXHIBIT A

          THIS VOTING TRUST CERTIFICATE HAS BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO INTEREST THEREIN MAY BE TRANSFERRED EXCEPT IN COMPLIANCE, ESTABLISHED TO SATISFACTION OF THE ISSUER, WITH SAID ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER BY THE SECURITIES AND EXCHANGE COMMISSION.

          THIS VOTING TRUST CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A SUBSCRIPTION AGREEMENT ON FILE WITH THE COMPANY.

                            VOTING TRUST CERTIFICATE

                           COMMEMORATIVE BRANDS, INC.


NO. V-
      -----------------------
Class: Common Stock
       Shares:
              ---------------------
Class: Series B Preferred
       Shares:
              ---------------------


          This certificate is evidence that _________________ has deposited
(i) ________ shares of Common Stock, $0.01 par value per share, of Commemorative Brands, Inc., a Delaware corporation formerly known as Scholastic Brands, Inc. (the "Company"), and (ii) ____ shares of Series B Preferred Stock, $0.01 par value per share, of the Company, with the Voting Trustee hereinafter named in accordance with the terms of the Voting Trust Agreement (the "Agreement") dated as of December 17, 1996, as amended and restated as of April 29, 1998, among the Company, each of the Stockholders listed on the signature pages thereof and the person whose name appears below as Voting Trustee (the "Trustee").

          This certificate and the interest represented hereby is transferable on the books of the Trust only in accordance with the terms of the Agreement and any holder of this Certificate takes the same subject to all of the terms and conditions of such Agreement.

          IN WITNESS WHEREOF, the Trustee has signed this certificate as of the ___ day of ___________.

                                       VOTING TRUSTEE


                                       ------------------------------------
                                       John K. Castle

                                                                     EXHIBIT B

                                JOINDER AGREEMENT



To Each of the Parties
Referred to in the Voting Trust Agreement
c/o John K. Castle, Voting Trustee
Castle Harlan, Inc.
150 East 58th Street
37th Floor
New York, NY 10155



Gentlemen:

         Upon issuance to the undersigned of Voting Trust Certificate No. V-__, pursuant to the Voting Trust Agreement dated as of December 17, 1996, as amended and restated as of April 29, 1998 (the "Voting Trust Agreement"), among Commemorative Brands, Inc., a Delaware corporation (the "Company"), each of the stockholders of the Company party thereto and John K. Castle, as Voting Trustee, against deposit by the undersigned in the Voting Trust created thereby of all of the undersigned's shares of Common Stock, par value $.01 per share, and Series B Preferred Stock, par value $.01 per share, of the Company, the undersigned agrees that the undersigned shall become a party to the Voting Trust Agreement and shall be fully bound by and subject to all of the covenants, terms and provisions (including restrictions on transfer) of the Voting Trust Agreement and shall be entitled to all of the rights and benefits of a "Stockholder" under the Voting Trust Agreement as though an original party thereto.



                                             ------------------------------


Dated:  ______________, _____